EXHIBIT 10.5
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                 SECOND AMENDMENT TO IMPROVENET, INC. UNSECURED
             CONVERTIBLE PROMISSORY NOTE SUBSCRIPTION AGREEMENT AND
                    8% UNSECURED CONVERTIBLE PROMISSORY NOTE

     This Second Amendment to ImproveNet, Inc. Unsecured Convertible Promissory Note Subscription Agreement and 8% Unsecured Convertible Promissory Note (the "SECOND AMENDMENT") is made this 23rd day of June 2004 (the "EFFECTIVE DATE") by and between HEXON TECHNOLOGY PTE LTD (the "SUBSCRIBER"), and ImproveNet, Inc., a Delaware corporation ("COMPANY"). All terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the ImproveNet, Inc. Unsecured Convertible Promissory Note Subscription Agreement dated October 24, 2003, as amended, between Subscriber and Company.

     WHEREAS, Company accepted from Subscriber an ImproveNet, Inc. Unsecured Convertible Promissory Note Subscription Agreement dated October 24, 2003 and amended December 4, 2003 (the "AGREEMENT") for the issuance by the Company of an 8% unsecured convertible promissory note in the principal amount of $100,000 (the "NOTE") which provided for conversion of the unpaid principal and accrued interest into fully paid and nonassessable shares of the Company's Common Stock at the rate of five (5) shares of Common Stock for every one dollar ($1.00) of debt represented by the Note.

     WHEREAS, as a condition to the closing of a certain subscription received from an accredited institutional investor for the purchase of 10,000,000 shares of Common Stock of the Company at the price of $0.10 per share (the "NEW INVESTMENT"), the Note must be converted into shares of Common Stock of the Company.

     WHEREAS, to induce Subscriber to convert the Note into shares of Common Stock of the Company immediately prior to but contingent upon the closing of the New Investment, the Company must modify the provisions of the Agreement and the Note on the terms and conditions set forth in this Second Amendment.

     NOW, THERFORE, in consideration of the premises, the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

          "1.  SUBSCRIPTION.

               (a) The undersigned (the "SUBSCRIBER") hereby subscribes to purchase from ImproveNet, Inc., a Delaware corporation with its principal office located at 10799 N. 90th Street, Suite 200, Scottsdale, AZ 85260 (the "COMPANY"), (i) an 8% Unsecured Convertible Promissory Note in the form attached hereto as Exhibit A (the "NOTE") and (ii) a Common Stock Purchase Warrant (the "WARRANT") to purchase, for a three (3) year period, 666,666 shares of the Common Stock, $0.001 par value, of the Company (the "WARRANT SHARES") exercisable at $0.15 per
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          share, on the terms and subject to the conditions set forth in this
          Agreement. The terms of the Note provide for conversion of the unpaid principal and accrued interest into fully paid and nonassessable shares of the Company's Common Stock at the rate of TEN (10) shares of Common Stock for every one dollar ($1.00) of debt represented by the Note (the "SHARES"). The Note subscribed for is one in a series of unsecured convertible promissory notes issued pursuant to an offering by the Company of Notes (a minimum amount of $25,000 per Note but the Company in its sole discretion may accept minimum denominations of $5,000) totaling a minimum of $100,000 and a maximum of $500,000 in the aggregate (or such greater or additional maximum amount as the Company, in its sole discretion shall determine). The Notes are unsecured and have no liquidation rights or preferences senior to other unsecured liabilities of the Company. The Company may issue additional debt instruments senior to, or on parity with, the Notes, from time to time, in its sole discretion."

     2. Section 2(a) of Exhibit A - Form of Unsecured Convertible Promissory Note of the Agreement and Section 2(a) of the Note dated December 12, 2003 are hereby amended and restated in their entirety as follows:

          "2.  CONVERSION.

          CONVERSION RATE. At any time during the term of this Note (the "CONVERSION PERIOD") and in the event the entire outstanding principal balance of this Note, plus accrued interest hereunder, has not been paid in full, then Lender may elect to convert, in whole or in part, the outstanding principal balance of this Note and accrued but unpaid interest into shares of common stock of Maker, par value $0.001 per share, (the "CONVERSION STOCK") at the rate of TEN (10) shares of common stock for every one dollar ($1.00) of debt represented by this Note (the "CONVERSION RATE"); provided, however, that Lender must convert a minimum of $5,000 of debt (unless Lender is converting a lesser amount of debt as the final conversion of all amounts due to Lender under the Note). Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Maker along with a written request as to the amount of debt represented by this Note which is being converted. In the event that all of the outstanding principal balance and accrued but unpaid interest is not converted, then Maker will issue a new note for the balance of such outstanding amounts. Maker makes no warranties or representations that the shares of common stock received upon conversion are not or will not be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of Maker."

     3. Subscriber agrees to and does hereby provide written notice of its election to convert the entire outstanding principal balance and accrued but unpaid interest on the Note as amended, in accordance with the provisions thereof and at the conversion ratio set forth in Section 2 above, into shares of Common Stock of the Company immediately
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prior to but contingent upon the closing of the New Investment. In the event the
New Investment does not close by July 16, 2004, then the parties agree that this Second Amendment shall automatically be rescinded without any further action of the parties, and this Second Amendment shall be void from its inception.

     4. Upon the conversion as set forth in Section 3 above and surrender of the original Note to the Company, the Company shall issue to the Subscriber a certificate for the Shares and the Warrant document. Except as otherwise amended hereby, the Agreement and the Note remain in full force and effect.

     5. The Company shall prepare, and, on or prior to sixty (60) days from the date of the Second Amendment (the "FILING DATE"), file with the Securities and Exchange Commission ("SEC") a registration statement (the "REGISTRATION STATEMENT") on Form S-3 (or, if Form S-3 is not then available, on Form SB-2 or such form of Registration Statement as is then available to effect a registration of the Shares and the Warrant Shares) covering the resale of the Shares and the Warrant Shares, which Registration Statement, to the extent allowable under the Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers the shares underlying the Warrants. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the total number of Shares and Warrant Shares, without regard to any limitation, if any, on Subscriber's ability to exercise the Warrants. The Company, in its sole discretion may include other selling shareholders in the Registration Statement.

     6. Subscriber acknowledges and understands that noteholders (i) Hayjour Family Limited Partnership, Jeffrey I. Rassas General Partner, (ii) Farsi Family Trust, Homayoon J. Farsi, Trustee, and (iii) Ahmad Family Trust, Naser Ahmad, Trustee, (the "AFFILIATE SHAREHOLDERS") of which directors and officers, Jeffrey
I. Rassas, Homayoon J. Farsi, and Naser Ahmad hold beneficial ownership, respectively, have waived participation in the conversion contemplated by this Second Amendment. Company shall make payment in full of all outstanding principal and accrued but unpaid interest on the Notes (as defined in Section 1 of the Agreement) held by the Affiliate Shareholders under the original provisions thereof within a reasonable time following the closing of the New Investment. The current principal balance of the Notes held by the Affiliate Shareholders is $30,000. Subscriber hereby agrees and consents to such payments by the Company to the Affiliate Shareholders.

     7. This Second Amendment may be executed in one or more counterparts and by original or facsimile signature, each of which will constitute an original and all of which together will constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, this Second Amendment has been executed by each of the parties as of the day and year first above written.


COMPANY                                         SUBSCRIBER
IMPROVENET, INC.                                HEXON TECHNOLOGY PTE LTD



By: /s/ Jeffrey I. Rassas                       By: /s/ Lim Yong Choon
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Name:   Jeffrey I. Rassas                       Name:   Lim Yong Choon
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Title:  CEO                                     Title:  Managing Director
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